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                                  SERVICE AGREEMENT


    Agreement dated as of June 3, 1991, between Tehama County Bank, 237 South Main Street, Red Bluff, California 96080 ("Buyer") and First Data Resources Inc., 7301 Pacific Street, Omaha, Nebraska 68114 ("FDRI").

                                 W I T N E S S E T H:

    WHEREAS, Buyer and FDRI heretofore entered into a Service Agreement dated as of June 1, 1991 as amended by Amendments to Service Agreement dated June 29, 1992, February 8, 1993, March 15, 1994 and March 15, 1994 (the "Service Agreement"); and

    WHEREAS, Buyer has entered into a Merchant Services Agreement dated as of March 1, 1994 (the "Sponsor Bank Agreement") with Cardservice International, Inc., 26775 Malibu Hills Road, Agoura Hills, California 91301 ("CSI") pursuant to which, INTER ALIA: (i) CSI provides marketing, business development and merchant servicing for credit card services, point of sale equipment and other related support services for Buyer, (ii) Buyer serves as an Acquirer as provided for in the bylaws and operating regulations of MasterCard and VISA, and
(iii) CSI and Buyer have written agreements with Merchants ("Sponsored Merchants"); and

    WHEREAS, Buyer desires to continue to obtain data processing and other related services in connection with the Sponsored Merchants and those Merchants with which Buyer has written agreements (the "Nonsponsored Merchants"); and

    WHEREAS, FDRI is willing to continue to perform data processing and other related services in connection with the Sponsored Merchants and the Nonsponsored Merchants of Buyer in accordance with the terms and conditions of the Service Agreement, as amended hereinafter; and

    NOW, THEREFORE, Buyer and FDRI hereby agree as follows:

                                      ARTICLE 1

                                    SPECIAL TERMS

    1.1 DEFINITIONS. The following definitions apply to the terms set forth below when used in this Agreement:

         (a) "Affiliate" means, with respect to Buyer, any Entity which, directly or indirectly, controls, is controlled by, or is under common control with Buyer. As used herein, "control" means the power to direct the management or affairs of an Entity.

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         (b)  "Buyer's Accounts" means the Cardholder Accounts and Merchant
    Accounts issued or established by Buyer or Buyer's Transaction Card Affiliates.

         (c) "Buyer's Issuer Affiliate" means an Affiliate of Buyer that establishes Cardholder Accounts at any time during the Term of this Agreement.

         (d) "Buyer's Merchant Affiliate" means an Affiliate of Buyer that establishes Merchant Accounts at any time during the Term of this Agreement.

         (e) "Buyer's Transaction Card Affiliates" means Buyer's Issuer Affiliates and Buyer's Merchant Affiliates. Buyer shall cause each of Buyer's Transaction Card Affiliates to execute a document in the form of Exhibit D indicating such Affiliate's promise to be bound by the terms of this Agreement.

         (f) "Cardholder" means a person or an Entity that has established a Cardholder Account with an Issuer.

         (g) "Cardholder Account" means an agreement between a person or an Entity and an Issuer which provides for such person or Entity to use one or more Transaction Cards supplied by such Issuer.

         (h) "Deconversion" means the removal of information concerning Buyer's Accounts from the FDRI System.

         (i) "Entity" means a corporation, partnership, sole proprietorship, joint venture, or other form of organization formed for the conduct of a business, whether active or passive.

         (j) "FDRI System" means the computer equipment, computer software, supplies and related documentation used at any time by FDRI to provide the services contemplated by this Agreement.

         (k) "Issuer" means a financial institution that supplies a Transaction Card to a Cardholder.

         (l) "Merchant" means a person or an Entity that acquires Transaction Card Tickets from Cardholders as payment for goods, services or otherwise.

         (m) "Merchant Account" means a relationship between a financial institution and a Merchant which permits a Merchant to deposit Transaction Card Tickets (whether electronic or paper) which have been acquired by a Merchant for presentation to and payment by an Issuer.

         (n) "Processing Fees" means all fees and charges set forth in Exhibit "B" with the exception of data circuit charges, postage, courier and other similar charges described in Exhibit "B," Section I.


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         (o)  "Processing Year" means the twelve (12) month period commencing on the first day of Processing Year 1 and on each anniversary of such date during the Term of this Agreement.

         (p) "Term" means the Original Term together with any Renewal Period or any other extension of this Agreement.

         (q) "Transaction Card" means a payment card issued pursuant to a license from MasterCard International, Inc. ('MasterCard'), VISA U.S.A. Inc. or VISA International Services Association ('VISA') and other credit cards, debit cards and private label cards.

         (r) "Transaction Card Ticket" means a record created by a Merchant which evidences the presentation of a Transaction Card to a Merchant as payment for goods, services or otherwise.

    1.2 START-UP. Buyer agrees to assign adequate personnel and resources to fully support Buyer's responsibilities with respect to the start-up activities, as set forth in this Agreement. Subject to Buyer's provision of assistance, FDRI agrees to complete such start-up activities and to begin performing the services called for in this Agreement in connection with Buyer's Accounts within three (3) months after the execution of this Agreement, or such later date as may be mutually agreed upon by FDRI and Buyer.

    1.3 ICA/BIN PROCUREMENT. Anything in this Agreement to the contrary notwithstanding, in the event that Buyer is unable to obtain an ICA and a BIN Number from MasterCard and VISA on or before October 1, 1991 (the "Start Date"), then effective upon the Start Date, this Agreement shall be terminated without further obligation from either party; provided, however, that Buyer agrees to reimburse FDRI for the full amount of any costs incurred by FDRI in connection with the start-up services performed by FDRI pursuant to Exhibit "B,"
Section I-e.

                                      ARTICLE 2

                                       SERVICES

    2.1 BASIC SERVICES. FDRI shall make available to and perform for Buyer computer programming, data processing, authorizations, security, embossing and other services which are applicable to its Sponsored Merchants, Nonsponsored Merchants and its other merchant related MasterCard International, Inc. ("MasterCard"), VISA U.S.A. Inc. ("VISA") and other credit card, debit card and private label card ("transaction card") operations which are supported by FDRI. Such services shall be provided in accordance with the description of services which is set forth in Exhibit A which is annexed hereto and made a part of this Agreement.

    2.2 COMMUNICATIONS. FDRI shall provide a communication data circuit from its computer center to Buyer's location(s) for the purpose of establishing a communications


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connection between FDRI's computer and a video display terminal(s) or Buyer's computer at Buyer's location(s). The method of transmission and the media employed will be determined by FDRI and FDRI will take into consideration such factors as traffic type, inbound and outbound message sizes, traffic loading distribution, and any other devices Buyer may want to include on the communications circuit.

    In addition to the foregoing, at the request of Buyer, FDRI shall provide a communications data line from its computer in Omaha, Nebraska to the location of CardService International ("CI") for the purpose of connection between FDRI's computer and video display terminal(s) or a computer at CI's location. Buyer understands that if Buyer requests that FDRI establish and maintain a communications data line from its computer in Omaha, Nebraska to CI's location, then CI and its personnel will be able to access, inquire into, change, modify, delete and add to the Merchant data base (and, if applicable, the Cardholder database) of Buyer which FDRI maintains and Buyer hereby authorizes all such access, inquiry, change, modification, deletion and adding to its Merchant data base (and, if applicable, its Cardholder database) by CI and its personnel.
FDRI shall be entitled to rely on all on-line functions and instructions performed by CI with respect to Buyer and Buyer's Transaction Card Affiliates pursuant to this Agreement; provided, however, that FDRI shall follow whatever limitations are imposed by Buyer and Buyer's Transaction Card Affiliates on CI by the use of the functions and features available in the FDRI System. FDRI shall have no responsibility or liability to Buyer or any of Buyer's Transaction Card Affiliates for any actions of CI. Buyer shall pay all fees and charges incurred with respect to services rendered by FDRI under this Agreement on behalf of Buyer and Buyer's Transaction Card Affiliates at the request of CI; provided, however, that FDRI will not allow CI to add additional services pursuant to this Agreement without Buyer's written consent.

    2.3 NOAH. In order for Buyer and Buyer's Transaction Card Affiliates to obtain Noah Services as described in Exhibit "A," Buyer shall execute a license in the form of Exhibit C for the necessary software (the "Noah Software"). The licenses shall govern the use of the Noah Software by Buyer and Buyer's Transaction Card Affiliates, including but not limited to any warranties available to Buyer or Buyer's Transaction Card Affiliates with respect to the software. Buyer and Buyer's Transaction Card Affiliates shall be responsible, at their expense, for all computer equipment at Buyer's or Buyer's Transaction Card Affiliates' location necessary to run the Noah Software and all communication charges associated with accessing the FDRI computers used to provide Noah Services. If Buyer's right to license the Noah Software is terminated because such software infringes upon the copyright, patent, or other proprietary rights of any party, FDRI shall have the right to terminate the provision of NOAH Services upon thirty (30) days' notice to Buyer and FDRI shall have no further liability to Buyer or Buyer's Transaction Card Affiliates with respect to such terminated services. Within thirty (30) days after the termination of this Agreement, or the earlier termination of Buyer's license to use the Noah Software, Buyer and Buyer's Transaction Card Affiliates shall deliver to FDRI all copies of the relevant software and associated documentation, together with all separate informational materials provided with respect to the services, in their possession, custody or control or shall destroy the same, as directed by FDRI. In addition, an officer of Buyer shall certify in writing to FDRI that use of the relevant software has been discontinued.


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    2.4  EQUASION APS SERVICES.  FDRI shall make available to and perform for
Buyer and Buyer's Transaction Card Affiliates Application Processing Services and On-Line Credit Bureau Report Request Services using the Equasion-Registered Trademark- Automated Credit Application Processing System/Bureau Link-Registered Trademark- ("Equasion APS") in accordance with the description of services set forth in Section I of Exhibit "A" which is annexed hereto and made a part of this Agreement. Buyer shall pay FDRI the amounts shown in Exhibit "B" for Application Processing Services and On-Line Credit Bureau Report Request Services. Buyer shall indemnify and hold harmless FDRI and its employees from and against all claims, damages, losses and expenses arising out of FDRI's performance of Application Processing Services and On-Line Credit Bureau Report Request Services under this Agreement, to the extent that such claim, damage, loss or expense is caused by any error, omission or negligence of Buyer, employees of Buyer or of any other persons or entities who are directly or indirectly associated with Buyer or who directly or indirectly participate with Buyer in connection with its operations of a transaction card program as affiliates, agents or otherwise. Buyer shall have no obligation to indemnify FDRI against any liability, loss or damage FDRI might suffer arising solely out of FDRI's negligent performance of Application Processing Services and On-Line Credit Bureau Report Request Services called for by this Agreement. FDRI will use due diligence in processing the application materials received from Buyer, and the performance by FDRI of the Application Processing Services and the On-Line Credit Bureau Report Request Services called for in this Agreement shall be consistent with industry standards. Buyer acknowledges that the supplier of Equasion APS to FDRI is a third party beneficiary to this Agreement. Equasion is a registered trademark of First Data Resources Inc. Bureau Link is a registered trademark of American Management Systems, Incorporated.

    2.5 AMEXCO SERVICES. FDRI agrees to make available for Buyer and Buyer's Transaction Card Affiliates Amexco Services in accordance with the terms and conditions of this Agreement and the Agreement entered into between FDRI and American Express Travel Related Services Company, Inc., World Financial Center, American Express Tower, New York, New York 10285 ("Amex") dated July 7, 1987, as amended (the "Amex Agreement"). The prices for Amexco Services shall be the same as those set forth herein for Buyer's other Transaction Card operations. Buyer agrees that, prior to so receiving Amexco Services from FDRI hereunder, Buyer shall have read the Amex Agreement, and Buyer hereby agrees to comply with (and to cause all its Transaction Card Affiliates to comply with) all of the terms and conditions of the Amex Agreement relating to System Users. Notwithstanding anything in this Agreement to the contrary, Buyer agrees that FDRI's obligation to provide Amexco Services shall automatically terminate (without penalty or financial obligation of any type or kind to FDRI) on the earlier to occur of: (i) the termination of the Amex Agreement or (ii) the occurrence of any event causing FDRI to terminate Buyer's access to the Amexco Services. The terms Amexco Services and System Users shall be defined as having the same meaning as set forth in the Amex Agreement.

    2.6 SOLE AND EXCLUSIVE PROVIDER. During the Term of this Agreement, FDRI shall be the sole and exclusive provider to Buyer and each of Buyer's Transaction Card Affiliates of all services provided under this Agreement in connection with Buyer's and each of Buyer's Transaction Card Affiliates, Sponsored Merchants, Nonsponsored Merchants and its other merchant related MasterCard and VISA credit and debit card operations ("Buyer's Merchant Activities"). Neither Buyer, any of Buyer's Transaction Card Affiliates, nor any third party other


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than FDRI shall perform or provide any services in connection with Buyer's
Merchant Activities for Buyer or any of Buyer's Transaction Card Affiliates. Notwithstanding the foregoing, Buyer and Buyer's Transaction Card Affiliates may: (i) utilize the services of a third party for not more than 10% of the total aggregate volume of Batch Authorization and POS Authorization Inquiries generated by Merchants of Buyer and Buyer's Transaction Card Affiliates, and
(ii) continue to obtain services from a third party in connection with those agent bank relationships which Buyer established prior to June 1, 1991.

    2.7  ACQUIRING DEBIT SERVICES.

         (a) In addition to the above services, FDRI agrees to provide Buyer and Buyer's Transaction Card Affiliates with Dial-Up Point-of-Sale ("POS") authorization services and Electronic Ticket Capture ("ETC") services (collectively, the "Acquiring Debit Services") in connection with the proprietary debit card networks listed below, which list may be added to or deleted from in FDRI's sole discretion: Money Access Service, Inc.; New York Cash Exchange; Yankee 24 (a/k/a New England Network, Inc.); Explore (a/k/a Star System, Inc.); Maestro; and Interlink (collectively, the "Network"). In the event that additional debit card networks are added, the terms and conditions contained herein shall apply automatically without further amendment hereto. FDRI currently provides the Acquiring Debit Services in part through a Gateway Access Agreement with Electronic Data Systems, Inc. ("EDS") and reserves the right to utilize other access networks or to access directly the Network for purposes of providing the Acquiring Debit Services. EDS and any alternative network provider shall be referred to collectively herein as the "Provider."

         (b) All Acquiring Debit Services shall be provided in accordance with the description of services set forth in Section I of Exhibit "A" of this Agreement. Prices for the Acquiring Debit Services shall be the same as those charged to Buyer in connection with Buyer's credit card operations, except as set forth in Section II-a of Exhibit "B." In no event shall FDRI be responsible for, and Buyer shall indemnify and hold harmless FDRI from and against, any claims, damages, losses, or expenses resulting from any failure, negligence, or intentional act or omission on the part of the Provider, the Network, or any part thereof in connection with the Acquiring Debit Services, including but not limited to any system downtime or improper authorization of a transaction. In no event shall FDRI be responsible for money damages hereunder arising from or related to the Acquiring Debit Services which exceed: (a) the amount of cash, merchandise, and/or services erroneously dispensed by Buyer, FDRI, or a merchant subscribing to merchant processing services with Buyer ("Merchant") through a point of sale device; and/or (ii) the loss of funds resulting from amounts erroneously transferred to or from an account of FDRI, Buyer, or Merchant, in each case directly caused by FDRI's failure to properly service, maintain, program, or operate the Acquiring Debit Services or any misconduct or negligence on the part of FDRI's officers, employees, or agents in performing the Acquiring Debit Services. IN NO EVENT SHALL FDRI BE RESPONSIBLE FOR SPECIAL, INDIRECT, INCIDENTIAL, OR CONSEQUENTIAL DAMAGES WHICH BUYER OR MERCHANT MAY INCUR OR EXPERIENCE ON ACCOUNT OF


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    ENTERING INTO OR RELYING UPON THIS AGREEMENT, EVEN IF FDRI HAS BEEN ADVISED
    OF THE POSSIBLITY OF SUCH DAMAGES.

         (c) Notwithstanding anything in this Agreement to the contrary, FDRI's obligation to provide Acquiring Debit Services shall terminate automatically without penalty or obligation of any type to FDRI upon the earlier of: (i) the termination of the Gateway Access Agreement with EDS;
    (ii) the termination of FDRI's access to the Network or any part thereof; or (iii) the termination of Buyer's membership in the Network or any part thereof. Buyer agrees to comply with all rules, regulations, procedures, and obligations of each of the entities comprising the Network.

    2.8 FDRI shall, with respect to those telephone area codes where such service is available, perform electronic point-of-sale ("POS") authorization services on behalf of Buyer and Buyer's Transaction Card Affiliates through existing POS terminals at Buyer's Merchants' locations by the utilization of a "950" telephone number which will be provided to Buyer's Merchants (hereinafter referred to as "950 Access Services"). 950 Access Services shall be performed in accordance with the description of Dial-Up Point-of-Sale (POS) Inquiries set forth in Exhibit "A," and per inquiry prices for 950 Access Services shall be set forth in Exhibit "B." Notwithstanding anything in this Agreement to the contrary, Buyer agrees that FDRI's obligation to provide 950 Access Services shall automatically terminate without penalty or financial obligation of any type or kind to FDRI upon the effective date of the termination of the relationship, for whatever reason, between FDRI and the third-party vendor selected by FDRI to provide FDRI and its customers with 950 Access Services. In the event of such termination, Buyer shall, upon the effective date of such termination, commence to receive Local Line or WATS Line (whichever is appropriate) Dial-Up Point-of-Sale Terminal Inquiry services at the then-current rates in this Agreement for such services.

    2.9 AXESS SERVICES. FDRI shall provide Buyer and Buyer's Nonsponsored Merchants with a Point-of-Sale ("POS") terminal management service software package (the "Axess Services Package") in connection with Buyer's Merchant Transaction Card operations. Included in such package, FDRI shall provide Buyer and its Nonsponsored Merchants with a license to use certain software and the included documentation (the "Axess Software"). Buyer acknowledges that the Axess Software will be provided to Buyer and Buyer's Nonsponsored Merchants under separate license agreements with Buyer and/or its Nonsponsored Merchants which shall govern Buyer's and its Nonsponsored Merchants' use of the Axess Software, including but not limited to any warranties available to Buyer and its Nonsponsored Merchants with respect to the Axess Software. Buyer and its Nonsponsored Merchants shall be responsible, at their expense, for all computer equipment at Buyer's and the Nonsponsored Merchants' locations necessary to run the Axess Software (as specified by FDRI) and all communication charges associated with using the Axess Services Package. In the event that FDRI's right to license the Axess Software to Buyer and its Nonsponsored Merchants is terminated because the Axess Software infringes upon the copyright, patent or other proprietary rights of any party, FDRI shall have the right to terminate Buyer's and its Nonsponsored Merchants' use of the Axess Services Package under this Agreement upon one hundred eighty (180) days' notice to Buyer. Buyer warrants and represents to FDRI that it will permit the Axess Services Package to be utilized or accessed by Buyer and its


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Nonsponsored Merchants in its and their internal businesses only by Buyer's and the Nonsponsored Merchants' own personnel. Within thirty (30) days after the termination of this Agreement, Buyer shall deliver to FDRI all copies of the Axess Software (including the associated documentation), together with all separate informational materials provided to Buyer's Nonsponsored Merchants with respect to the Axess Services Package, in its Nonsponsored Merchants' possession, custody or control or shall have the same destroyed, as directed by FDRI. In addition, an officer of Buyer shall certify in writing to FDRI that use of the Axess Software by its Nonsponsored Merchants has been discontinued.

    2.10 FDR LINKUP SERVICES. In order for Buyer to obtain FDRI LinkUp Services as described in Exhibit "A," FDRI shall distribute to Buyer cc:Mail Software and related documentation (collectively, the "cc:Mail Software").

         (a) Buyer represents and warrants to FDRI that each will permit the FDR LinkUp Services to be utilized or accessed in its internal business only by its own personnel. Each copy of the cc:Mail Software provided to Buyer may be used by Buyer on a single computer only, and in no event may Buyer install any cc:Mail product given to Buyer by FDRI on a network server. Buyer shall not copy the cc:Mail Software except that Buyer may make archival copies of the cc:Mail Software for the sole purpose of having a backup copy. Buyer agrees that it will not reverse assemble or reverse compile the cc:Mail Software Program, nor transfer, sublicense, rent, lease or assign the cc:Mail Software. The cc:Mail Software is owned by cc:Mail, Inc., a division of Lotus Development Corporation ("Lotus") and is protected by United States copyright laws and international treaty provisions.

         (b) Buyer shall be responsible, at its expense, for all computer equipment at Buyer's locations necessary to use the cc:Mail Software. All communication charges associated with accessing the FDRI computers and equipment used to provide FDR LinkUp Services shall be paid by Buyer.

         (c) If FDRI's right to distribute the cc:Mail Software is terminated because the software infringes upon the copyright, patent, or other proprietary rights of any party or for any other reason, FDRI shall have the right to terminate the provision of FDR LinkUp Services upon thirty
    (30) days' notice to Buyer, or such shorter period of notice as coincides with the termination of FDRI's right to distribute the software, and FDRI shall have no further liability to Buyer with respect to the terminated services.

         (d) Within thirty (30) days after the termination of this Agreement, or the earlier termination of Buyer's right to use the cc:Mail Software, Buyer shall deliver to FDRI all copies of the relevant software and associated documentation, together with all separate informational materials provided with respect to the services or the software, in their possession, custody or control or shall destroy the same, as directed by FDRI. In addition, an officer of Buyer shall certify in writing to FDRI that use of the relevant software has been discontinued and all items have been returned or destroyed as required in this Section.


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         (e)  Buyer agrees to indemnify and hold harmless Lotus, its subsidiaries, affiliates, officers, directors, employees and agents from and against any and all claims, demands, liability, loss, cost, damage or expense, including attorneys' fees and costs of settlement, resulting from or arising out of (i) the failure of Buyer to observe any covenant or condition set forth in this Section, (ii) the violation by Buyer of any applicable statute, law or regulation, or (iii) Buyer's use of the FDR LinkUp Services.

         (f) Buyer acknowledges that the cc:Mail Software product is subject to restrictions and controls imposed under the U.S. Export Administration Act. Buyer certifies that neither the cc:Mail Software nor any direct product thereof is being or will be acquired, shipped, transferred or reexported, directly or indirectly, into any country prohibited under the Act. RESTRICTED RIGHTS LEGEND. Use, duplication or disclosure by the U.S. Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 52.227-7013. cc:Mail, Inc., 2141 Landings Drive, Mountain View, CA 94043.

         (g) NEITHER FDRI NOR LOTUS MAKES ANY WARRANTIES, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS OR SERVICES TO BE PROVIDED HEREUNDER, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. LOTUS DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE CC:MAIL SOFTWARE WILL MEET BUYER'S REQUIREMENTS OR THAT THE OPERATION OF THE SOFTWARE WILL BE ERROR-FREE, OR THAT DEFECTS IN THE SOFTWARE WILL BE CORRECTED. IN NO EVENT WILL BUYER HAVE ANY CAUSE OF ACTION AGAINST LOTUS, NOR WILL LOTUS BE LIABLE TO BUYER FOR ANY LOSSES, DAMAGES, OR ANY ECONOMIC CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR SAVINGS), INCIDENTIAL DAMAGES OR PUNITIVE DAMAGES INCURRED OR SUFFERED BY BUYER EVEN IF LOTUS IS INFORMED OF THEIR POSSIBLITY.

                                      ARTICLE 3

                                 PAYMENT FOR SERVICES

    3.1 FEES AND CHARGES. The Processing Fees for the services to be provided hereunder are set forth in Exhibit "B." Exhibit "B" also contains current prices to be charged by FDRI for start-up costs, data circuit charges, postage, courier and other similar charges as defined in such Exhibit.

    3.2 During each Processing Year of the Original Term after Processing Year 4, FDRI shall be allowed to increase any or all of the Processing Fees set forth in Exhibit "B" by an amount not to exceed the percentage change in the Consumer Price Index ("CPI") during a period described below; provided, however, that in no event shall such increase exceed 5% nor be less than 0%. For purposes of this Section 3.2, the CPI shall be the index compiled by the United


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State Department of Labor's Bureau of Labor Statistics, Consumer Price Index for
All Urban Consumers (CPI-U) having a base of 100 in 1982-84, using that portion of the index which appears under the caption "Other Goods and Services." The percentage change in the CPI shall be calculated, and notification given to Buyer ninety (90) days in advance of the effective date of said increase, by comparing the CPI using a twelve (12) month period ending three (3) months prior to notification to Buyer and expressing the increase in said CPI through the twelve (12) month period as a percentage. If at any time while this Agreement is in effect, the tariff line rates, WATS lines rates, data circuit charges or other rates charged to FDRI by the communications common carrier, or postage, courier and other similar charges are increased, or FDRI obtains communication or other services by another method, resulting in an increase in the charges to FDRI for such items, FDRI shall increase proportionately the price Buyer is then paying FDRI for such charges under this Agreement. Such price change by FDRI shall be effective on the effective date of the increase to FDRI.

    3.3 METHOD OF PAYMENT. To facilitate the payment of Processing Fees and other fees and charges to FDRI, Buyer will provide FDRI with access to an account of Buyer's funds, not requiring signature, which FDRI may draw upon to pay for services provided and charges incurred under the terms of this Agreement. The detailed records of the transaction types, prices, volumes and charges represented by the amount drafted on the account of Buyer will be provided by FDRI to Buyer on a daily or monthly basis according to the nature of the transaction or charge. FDRI shall be under no obligation to begin Conversion until such account has been established as provided herein.

                                      ARTICLE 4

                                      MEDIATION

    4.1 In the event any dispute, controversy or claim shall arise between the parties to this Agreement, the parties agree to participate in at least four (4) hours of mediation in accordance with the Mediation Procedures of United States Arbitration and Mediation. The parties agree to equally split the costs of mediation. Mediation shall not be binding upon the parties unless the parties agree in writing to any settlement arising from such mediation. FDRI shall continue to provide data processing services under this Agreement during any mediation and Buyer shall continue to make payments to FDRI in accordance with this Agreement. The fact that mediation has or may be commenced shall not impair the exercise of any termination rights in accordance with the provisions of this Agreement.

                                      ARTICLE 5

                                   INDEMNIFICATION

    5.1 BUYER'S INDEMNIFICATION. Buyer and Buyer's Transaction Card Affiliates, jointly and severally, shall indemnify and hold harmless FDRI and its employees, agents and affiliates from and against any and all claims, liabilities, losses and damages (including reasonable attorney fees, expert witness fees, expenses and costs of settlement) arising out of or with respect to this


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

Agreement, to the extent that such claim, liability, loss or damage is caused by, relates to or arises out of (a) the negligence of Buyer or Buyer's Transaction Card Affiliates or (b) the breach by Buyer or Buyer's Transaction Card Affiliates of any promises or covenants of Buyer or Buyer's Transaction Card Affiliates set forth in Article 10 of this Agreement, including but not limited to any amount which FDRI may be called upon to pay under the applicable rules of VISA or MasterCard organizations with respect to the interchange obligations of Buyer or Buyer's Transaction Card Affiliates following the failure of FDRI to receive any Wire Transfer Amount (as defined in Section 10.3) from Buyer required by Article 10. Buyer and Buyer's Transaction Card Affiliates shall not have any obligation to indemnify FDRI against any claim, liability, loss or damage FDRI or its employees, agents or affiliates might suffer arising solely out of FDRI's negligent performance of any of the services called for by this Agreement.

    5.2 FDRI'S INDEMNIFICATION. FDRI shall indemnify Buyer and Buyer's Transaction Card Affiliates, and their respective employees and agents against any and all claims, liabilities, losses or damages (including reasonable attorney fees, expert witness fees, expenses and costs of settlement arising out of or with respect to FDRI's performance of any of the services called for in this Agreement, to the extent that such claim, liability, loss or damage is caused by the negligent performance of FDRI; provided, that FDRI's obligation to indemnify Buyer and Buyer's Transaction Card Affiliates and their respective employees and agents as aforesaid, shall be limited to:

         (a) The actual cost of reprocessing to correct any such negligent performance; and

         (b) The additional out of pocket expenses incurred by Buyer and Buyer's Transaction Card Affiliates as a direct result of such negligent performance.

    5.3 LIMIT ON LIABILITY. FDRI's cumulative liability arising under or with respect to this Agreement (whether under Section 5.2 of this Agreement or for breach of any other provisions of this Agreement or otherwise) during any one Processing Year after Processing Year 3 shall not under any circumstances exceed the amount of the Processing Fees paid to FDRI pursuant to this Agreement for services performed in the immediately preceding Processing Year.

    5.4 NOTIFICATION. In the event a claim or suit is made or filed against a party or its employees for which indemnification may be available under this Agreement, the party against which the claim or suit is made, shall promptly notify the other party in writing of such claim or suit. The indemnifying party may then, at its election, decide to defend, compromise, or settle such claim or suit at its expense. The party claiming indemnification shall provide to the other party all information, assistance and authority reasonably requested in order to evaluate such claim or suit and effect such defense, compromise or settlement. Any claim for indemnification under this Agreement must be made prior to the earlier of (a) one year after the party claiming indemnification becomes aware of the event for which indemnification is claimed or (b) one year after the earlier of the termination of this Agreement or the expiration of the Term of this Agreement.

    5.5 DISCLAIMER. FDRI SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES.



                                      ARTICLE 6

                                  TERM OF AGREEMENT

    6.1 TERM. The Original Term of this Agreement shall continue in effect for a period of seven (7) Processing Years (Years 4, 5, 6, 7, 8, 9 and 10), commencing on March 1, 1994 and ending on February 28, 2001. For purposes of this Agreement, Processing Year 4 shall mean the twelve (12) month period commencing on March 1, 1994 and ending on February 28, 1995. Each subsequent Processing Year shall mean a twelve (12) month period commencing on the first day of March and ending on the last day of February.

    6.2 RENEWAL. This Agreement shall automatically be renewed and FDRI shall provide all services set forth in this Agreement for an additional period of two
(2) Processing Years (the "Renewal Period") and Buyer agrees to pay Processing Fees which may be increased by up to 7% per Processing Year during such Renewal Period unless either party gives the other party written notice at least nine
(9) months prior to the termination date of the Original Term of its intention to not allow this Agreement to be so renewed.

    6.3 DECONVERSION. Upon the expiration of the Term of this Agreement or the earlier termination of this Agreement, Buyer shall pay FDRI, at FDRI's then current rates, for each activity completed by FDRI in order to accomplish the Deconversion.

                                      ARTICLE 7

                                     TERMINATION

    7.1 TERMINATION BY FDRI. Despite anything to the contrary herein contained, FDRI, at its option, may terminate this Agreement under the following circumstances:

         (a) If Buyer fails to establish the account required by Section 3.3 within 10 days after receipt of written notice to Buyer of its failure to establish such account or Buyer thereafter fails to maintain such account during the Term of this Agreement;

         (b) If FDRI is unable to receive payment from Buyer because sufficient funds are not available in the account established pursuant to
    Section 3.3 and Buyer, within twenty-four hours after written notice to Buyer of such fact, fails to provide sufficient funds in the account to permit a draft to be honored to pay FDRI;

         (c) Immediately, without further notice, upon the termination of Buyer's membership in VISA or MasterCard or their successors in interest;

         (d) After one hundred twenty (120) days written notice to Buyer after the expiration or termination of the CSI Agreement (as defined in Section 12.15); provided, however, that FDRI shall not be permitted to exercise its right pursuant to this paragraph (d) if Buyer maintains at least twenty thousand (20,000) Nonsponsored Merchants at all times after the expiration or termination of the CSI Agreement.

                                      ARTICLE 8

                             CONFIDENTIAL NATURE OF DATA

    8.1 BUYER'S PROPRIETARY INFORMATION. FDRI agrees to return to Buyer upon the expiration or termination of this Agreement and upon written request from Buyer, all or any requested portion of Buyer's data listed below ("Buyer's Proprietary Information")"

    Cardholder Master Files

    Merchant Master Files

    Agent Bank Master Files

    Computer-Produced Reports (reflecting activity during the period of ninety
(90) days immediately prior to contract termination)

    Cardholder Revolving Transaction Files

    CIS Memo Files

Buyer agrees to reimburse FDRI for all costs, including postage, of returning such data.

    8.2 FDRI'S PROPRIETARY INFORMATION. Neither Buyer nor Buyer's Transaction Card Affiliates shall obtain any proprietary rights in the FDRI System and related materials used in the performance of services under this Agreement, including but not limited to all applicable copyrights, trade secrets and patents ("FDRI's Proprietary Information") whether those materials are developed or purchased specifically for performance of this Agreement or otherwise.

    8.3 CONFIDENTIALITY OF AGREEMENT. The terms and conditions of this Agreement are and shall remain and be kept completely confidential by Buyer and Buyer's Transaction Card Affiliates, and their employees and agents and shall not be disclosed to any third party without the prior written consent of FDRI, provided that Buyer and Buyer's Transaction Card Affiliates may disclose the terms and conditions of this Agreement to supervisory or regulatory authorities of Buyer or Buyer's Transaction Card Affiliates upon the written request of such entity.

    8.4 CONFIDENTIALITY. FDRI, Buyer and Buyer's Transaction Card Affiliates agree to maintain Buyer's Proprietary Information and FDRI's Proprietary Information, respectively, in strict confidence. Without limiting the generality of the foregoing, FDRI, Buyer and Buyer's Transaction Card Affiliates each agree:

         (a) Not to disclose or permit any other person or Entity access to Buyer's Proprietary Information or FDRI's Proprietary Information, as appropriate, except that such disclosure or access shall be permitted to an employee, agent, representative or independent contractor of such party requiring access to the same in the course of his or her employment or service;

         (b) To ensure that its employees, agents, representatives, independent contractors and guests are advised of the confidential nature of Buyer's Proprietary Information and FDRI's Proprietary Information, as appropriate, and are precluded from taking any action prohibited under this Article;

         (c) Not to alter or remove any identification, copyright or proprietary rights notice which indicates the ownership of any part of Buyer's Proprietary Information or FDRI's Proprietary Information, as appropriate; and

         (d) To notify the other promptly and in writing of the circumstances surrounding any possession, use or knowledge of Buyer's Proprietary Information or FDRI's Proprietary Information, as appropriate, at any location or by any person or Entity other than those authorized by this Agreement.

    8.5 RELEASE OF INFORMATION. Despite the foregoing Buyer agrees that Buyer's Proprietary Information may be made available to VISA, MasterCard or supervisory or regulatory authorities of Buyer or Buyer's Transaction Card Affiliates upon the written request of such Entity, provided that FDRI delivers to Buyer a copy of all such data or information.

    8.6 EXCLUSIONS. Nothing in this Article 8 shall restrict either party with respect to information or data identical or similar to that contained in Buyer's Proprietary Information or FDRI's Proprietary Information, as appropriate, but which (a) that party rightfully possessed before it received such information from the other as evidenced by written documentation;
(b) subsequently becomes publicly available through no fault of that party;
(c) is subsequently furnished rightfully to that party by a third party without restrictions on use or disclosure; or (d) is required to be disclosed by law, provided that the disclosing party will exercise reasonable efforts to notify the other party prior to disclosure.

    8.7 REMEDY. Buyer, Buyer's Transaction Card Affiliates and FDRI agree that if any of them, their officers, employees or anyone obtaining access to the proprietary information of the other party by, through or under them, breaches any provision of this Article 8, the non-breaching party shall be entitled to an accounting and repayment of all profits, compensation, commissions, remunerations and benefits which the breaching party, its officers or employees directly or indirectly realize and/or may realize as a result of, growing out of, or in connection with any such breach. In addition to, and not in limitation of the foregoing, in the event of any breach of this Article 8, the parties agree that the non-breaching party would suffer irreparable harm and the total amount of monetary damages for any injury to the non-breaching party from any violation of this Article 8 would be impossible to calculate and would therefore be an inadequate remedy. Accordingly, the parties agree that the non-breaching party shall be entitled to temporary and permanent injunctive relief against the breaching party, its officers or employees and such other rights and remedies to which the non-breaching party may be entitled to at law, in equity and under this Agreement for any violation of this Article 8. The provisions of this Article 8 shall survive the expiration or termination of this Agreement.


                                      ARTICLE 9

                                   REPRESENTATIONS

    9.1 FDRI'S REPRESENTATIONS. FDRI represents and warrants that (a) it is a corporation validly organized and existing under the laws of the State of Delaware; (b) it has full power and authority under its organizational documents and the laws of the State of Delaware to execute and deliver this Agreement and to perform its obligations hereunder; (c) it has by proper action duly authorized the execution and delivery of this Agreement and when validly executed and delivered this Agreement shall constitute a legal, valid and binding Agreement of FDRI enforceable in accordance with its terms; and (d) the execution and delivery of this Agreement and the consummation of the transaction herein contemplated does not conflict in any material respect with or constitute a material breach or material default under its organizational documents or under the terms and conditions of any documents, agreements or other writings to which it is a party.

    9.2 BUYER'S REPRESENTATIONS. Buyer represents and warrants that (a) it is a corporation validly organized and existing under the laws of the State of California; (b) it has full power and authority under its organizational documents and the laws of the State of California to execute and deliver this Agreement and to perform its obligations hereunder; (c) it has by proper action duly authorized the execution and delivery of this Agreement and when validly executed and delivered this Agreement shall constitute a legal, valid and binding agreement of Buyer enforceable in accordance with its terms; and (d) the execution and delivery of this Agreement and the consummation of the transaction herein contemplated does not conflict in any material respect with or constitute a material breach or material default under its organizational documents or under the terms and conditions of any documents, agreements or other writings to which it is a party.

                                      ARTICLE 10

                                TRANSACTION SETTLEMENT

    10.1 NET SETTLEMENT. In order for FDRI to provide its services to Buyer and Buyer's Transaction Card Affiliates pursuant to this Agreement, it is necessary for FDRI to handle and settle MasterCard and VISA interchange transactions for Buyer and Buyer's Transaction Card Affiliates through the international interchange networks of MasterCard and VISA. Buyer and Buyer's Transaction Card Affiliates understand that FDRI handles the interchange transactions with MasterCard and VISA for all of its clients including Buyer and Buyer's Transaction Card Affiliates on a net settlement basis (the "Net Settlement System"). To facilitate the Net Settlement System, FDRI has established, will establish or will direct Buyer to establish one or more interchange settlement Central Clearing Trust Accounts (collectively the "Account") at one or more banks. At FDRI's option, the Account will be set up to permit FDRI to draw upon the Account, without requirement of a signature, in order to receive payment. FDRI reserves the right, in its sole discretion, to designate and change the bank or banks at which the account is located.

    10.2 DEFINITIONS.  The following definitions shall apply to this Article
10:

         (a) "Net Settlement Amount" shall mean with respect to Buyer and Buyer's Transaction Card Affiliates for each business day the net dollar amount of all (i) transactions processed for Buyer and Buyer's Transaction Card Affiliates for such day determined in accordance with the applicable rules of MasterCard, VISA and the Net Settlement System, (ii) interchange fees and expenses relating to Buyer and Buyer's Transaction Card Affiliates and (iii) Account expenses such as but not limited to overdraft charges, activity charges, wire transfer fees and other such charges relating to Buyer and Buyer's Transaction Card Affiliates.

         (b) "Net Settlement System Procedures" shall mean the training materials, documents, settlement manual, policies and procedures adopted by FDRI to provide for the fair and efficient settlement of interchange transactions with MasterCard and VISA and of transactions between and among FDRI customers.

    10.3 TRANSFER OF FUNDS. FDRI shall calculate and inform Buyer on each business day of the amount of funds to be transferred (the "Wire Transfer Amount") as the result of (a) current transaction processing and (b) funding required for incoming transactions. If the Wire Transfer Amount is negative, Buyer must, prior to the close of business of the Federal Reserve System in New York on such business day, transfer to the Account immediately available funds in an amount equal to the Wire Transfer Amount or at FDRI's option permit FDRI to draft on the Account, without signature. If the Wire Transfer Amount is positive, FDRI will transfer to Buyer, or will cause MasterCard or VISA to transfer to Buyer, immediately available funds equal to the Wire Transfer Amount prior to the close of business of the Federal Reserve System in New York on such date.

    10.4 WIRE TRANSFER AMOUNT. The Wire Transfer Amount shall equal (a) the Net Settlement Amount for Buyer and Buyer's Transaction Card Affiliates plus
(b) the amount necessary to fund incoming interchange transactions not yet processed, determined in accordance with the Net Settlement System Procedures, minus (c) the amount previously advanced by Buyer with respect to prior incoming interchange transactions for which processing is complete. Special procedures shall be used to determine the Wire Transfer Amount on days immediately preceding and following days on which the Buyer or the Federal Reserve System is closed. On the day preceding a closing of Buyer the amount necessary to fund incoming interchange transactions is increased in accordance with Net Settlement System Procedures so that incoming transactions can be paid for while Buyer is closed and FDRI and the Federal Reserve System are open. When Buyer reopens for business an additional Net Settlement Amount will be reflected for the day on which Buyer was closed and the Wire Transfer Amount will be appropriately adjusted in accordance with the Net Settlement System Procedures. On the day following a day on which the Federal Reserve System is closed but FDRI and the MasterCard and VISA interchange networks are open, an additional Net Settlement Amount will be reflected for Buyer but no increase in funding for incoming interchange transactions will be required from Buyer.

    10.5 FAILURE TO TRANSFER. In the event that Buyer fails on any business day when required by the terms of this Agreement, to transfer a Wire Transfer Amount to the Account, or make available funds equal to the Wire Transfer Amount for FDRI to draw upon, as applicable, FDRI may refuse to discharge any additional VISA or MasterCard interchange obligations of Buyer and Buyer's Transaction Card Affiliates and shall have the right to immediately notify MasterCard and VISA that it will no longer cause the MasterCard or VISA interchange obligations of Buyer and Buyer's Transaction Card Affiliates to be discharged. In addition to the foregoing, FDRI may take such actions with respect to Buyer's obligations under the Net Settlement System as FDRI deems reasonable to protect FDRI or its customers from any loss arising from Buyer's non-payment of the Wire Transfer Amount.

    10.6 LATE PAYMENT FEE. In addition to any other provisions herein, in the event of Buyer's failure to pay the Wire Transfer Amount for any business day, Buyer shall pay to FDRI a late payment fee (the "Late Payment Fee") which shall be equal to the amount Buyer and Buyer's Transaction Card Affiliates would have been required to pay as a late payment fee under MasterCard and VISA rules.
Such amount shall be calculated in accordance with such rules and shall continue to accrue until FDRI shall have received the Wire Transfer Amount from Buyer. Late Payment Fees shall be paid to FDRI based upon such rules even though FDRI may have elected to make settlement with MasterCard or VISA in a timely manner on behalf of Buyer and Buyer's Transaction Card Affiliates.

    10.7 NO INDEPENDENT OBLIGATION. The obligation of FDRI to discharge any VISA or MasterCard interchange obligations of Buyer and Buyer's Transaction Card Affiliates shall be solely as an agent of Buyer and Buyer's Transaction Card Affiliates in accordance with the terms and provisions of this Agreement and FDRI shall have no independent obligation with respect to the discharge of such interchange obligations.

    10.8 VIOLATION OF RULES. In the event that MasterCard or VISA shall notify FDRI of any violation, relating to Buyer or Buyer's Transaction Card Affiliates or transactions processed for Buyer or Buyer's Transaction Card Affiliates, of the rules and regulations of MasterCard or VISA, FDRI shall have the right to terminate settlement of transactions for Buyer and Buyer's

Transaction Card Affiliates under this Agreement until such time as FDRI shall have been notified by MasterCard or VISA that such violation has been corrected.

                                      ARTICLE 11

                                        TAXES

    11.1 PAYMENT OF TAXES. Buyer shall, in addition to the other amounts payable under this Agreement, pay all taxes, federal, state or otherwise, or duties, imposts, fees or charges, however designated, which are levied or imposed by any governmental authority by reason of the sale or license of any services, communication equipment, software or other goods and products covered by this Agreement. Without limiting the foregoing, Buyer shall promptly pay to FDRI an amount equal to any such items actually paid or required to be collected or paid by FDRI.

    11.2 CALCULATION OF TAXES. Buyer hereby authorizes FDRI to calculate the total amount of sales taxes due by Buyer from the monies due FDRI and remit said amount of sales taxes to the appropriate taxing authority on Buyer's behalf. FDRI's remittance of the sales taxes referred to in this paragraph on Buyer's behalf shall be computed by FDRI on the best information available. In the event of error, Buyer shall be responsible for any additional monies deemed to be due and for collecting any refunds Buyer deems it is due from the appropriate taxing authority.

    11.3 TAX INFORMATION. Prior to FDRI making the sales tax remittance on Buyer's behalf as provided herein, Buyer agrees to supply FDRI with any and all current information necessary for FDRI to compute and remit such taxes, including but not limited to, tax exempt certificate, tax exempt claim letter, or evidence satisfactory to FDRI authenticating said exemption. At the time of the execution of this Agreement, Buyer's Tax Identification Number is 68-0008340 and if Buyer has a sales tax exemption, Buyer's Sales Tax Exemption Number is
_______________.

                                      ARTICLE 12

                                       GENERAL

    12.1 ASSIGNMENT. Except as otherwise provided herein, the rights and obligations of Buyer and Buyer's Transaction Card Affiliates under this Agreement are personal and not assignable, either voluntarily or by operation of law, without the prior written consent of FDRI. The transfer of control of Buyer or of a majority of the outstanding capital stock of Buyer, the sale of substantially all of the assets of Buyer or the merger of Buyer with another corporation shall each constitute an assignment for purposes of this Section. Subject to the foregoing, all provisions contained in this Agreement shall extend to and be binding upon the parties hereto or their respective successors and permitted assigns.

    12.2 RELATIONSHIP OF PARTIES. Nothing contained in this Agreement shall be deemed or construed by the parties hereto, or by any third party, to create the relationship of partnership or joint venture between the parties hereto, it being understood and agreed that neither the method of computing compensation nor any other provision contained herein shall be deemed to create any relationship between the parties hereto other than the relationship of independent parties contracting for services and for purposes of interchange settlement only, the relationship of principal and agent as set forth in Section 10.7. Neither party to this Agreement has, and shall not hold itself out as having, any authority to enter into any contract or create any obligation or liability on behalf of, in the name of, or binding upon the other party to this Agreement.

    12.3 SETOFF. FDRI reserves the right to withhold or setoff any amount due and owing to FDRI under this Agreement from or against any sums which are owed to Buyer or Buyer's Transaction Card Affiliates or held by FDRI on behalf of Buyer or Buyer's Transaction Card Affiliates.

    12.4 THIRD PARTY BENEFICIARIES. This Agreement is entered into solely for the benefit of FDRI, Buyer and Buyer's Transaction Card Affiliates, and shall not confer any rights upon any person or Entity not a party to this Agreement, including but not limited to any customers or agents of Buyer, MasterCard or VISA.

    12.5 STATE LAW. This Agreement shall be governed by the laws of the State of Nebraska as to all matters, including, but not limited to matters of validity, construction, effect, performance and remedies without giving effect to the principles of choice of law thereof. With respect to any claim arising out of this Agreement, (a) each party irrevocably submits to the exclusive jurisdiction of the courts of the State of Nebraska and the United States District Court located in the City of Omaha, Nebraska, and (b) each party irrevocably waives any objection which it may have at any time to the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court and irrevocably waives any claim such suit, action or proceeding is brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party. For purposes of any such action or proceeding each party agrees that any process to be served in connection therewith shall, if delivered, sent or mailed in accordance with Section 12.6, constitute, good proper and sufficient service thereof.

    12.6 NOTICE. All notices which either party may be required or desire to give to the other party shall be in writing and shall be given by personal service, telecopy, registered mail or certified mail (or its equivalent) to the other party at its respective address or telecopy telephone number set forth below. Mailed notices shall be deemed to be given upon actual receipt by the party to be notified. Notices delivered by telecopy shall be confirmed in writing by overnight courier and shall be deemed to be given upon actual receipt by the party to be notified.

    If to FDRI:

                   First Data Resources Inc.
                   10825 Farnam Drive
                   Omaha, Nebraska 68154
                   Attn: President, Transaction Services Division Telecopy Number: (402) 399-7025

    With a copy to:

                   First Data Resources Inc.
                   10825 Farnam Drive
                   Omaha, Nebraska 68154
                   Attn:  General Corporate Counsel
                   Telecopy Number:  (402) 399-7700

    If to Buyer:

                   Tehama County Bank
                   P.O. Box 890
                   Red Bluff, CA  96080
                   Attn:  Bill Ellison
                   Telecopy Number:  (916) 529-0908

A party may change its address or addresses set forth above by giving the other party notice of such change in accordance with the provisions of this section. In the event FDRI provides notice hereunder to Buyer of any default by Buyer in the performance of the provisions of this Agreement, which default could result in the termination of this Agreement, FDRI may, at its option, deliver a copy of such notice to any of Buyer's Transaction Card Affiliates receiving services under this Agreement.

    12.7 HEADINGS. The section headings in this Agreement are solely for convenience and shall not be considered in its interpretation. The recitals set forth on the first page of this Agreement are incorporated into the body of the Agreement. The Exhibits referred to throughout this Agreement are attached to this Agreement and are incorporated into this Agreement. Unless the context clearly indicates, words used in the singular include the plural and words in the plural include the singular.

    12.8 WAIVER. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall not affect in any way the full right to require such performance at any subsequent time; nor shall the waiver by either party of a breach of any provision of this Agreement be taken or held to be a waiver of the provision itself.

    12.9 FORCE MAJEURE. If performance by FDRI of any service or obligation under this Agreement, including Conversion, is prevented, restricted, delayed or interfered with by reason of labor disputes, strikes, acts of God, floods, lightning, severe weather, shortages of materials, rationing, utility or communication failures, earthquakes, war, revolution, civil commotion, acts of public enemies, blockade, embargo, or any law, order, proclamation, regulation, ordinance, demand or requirement having legal effect of any government or any judicial authority or representative of any such government, or any other act whatsoever, whether similar or dissimilar to those referred to in this clause, which are beyond the reasonable control of FDRI, then FDRI shall be excused from such performance to the extent of such prevention, restriction, delay or interference.

    12.10 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable for any reason, such invalidity shall not affect the validity of the remaining provisions of this Agreement, and the parties shall substitute for the invalid provisions a valid provision which most closely approximates the intent and economic effect of the invalid provision.

    12.11 DISASTER RECOVERY. FDRI has created a disaster recovery plan (the "Disaster Recovery Plan"). FDRI shall provide Buyer with a written copy of an executive summary of such Disaster Recovery Plan if Buyer requests such plan in writing. Despite the foregoing, FDRI reserves the right to change such Disaster Recovery Plan from time to time during the Term of this Agreement with or without notice to Buyer. Any such change shall not degrade the quality of the Disaster Recovery Plan in a manner which has a material, adverse impact on the services provided hereunder.

    12.12 AUDIT. From time to time during the Term of this Agreement, FDRI will allow a third party to perform an audit of the electronic data processing environment maintained by FDRI to provide the services contemplated under this Agreement. FDRI shall provide Buyer with a copy of the results of such audit if Buyer requests a copy in writing.

    12.13 ISO/THIRD PARTY AGENT COMPLIANCE. Buyer hereby agrees that if, during the term of this Agreement, Buyer establishes any relationship with an independent sales organization (ISO) or third party agent which performs any merchant solicitation, sales or service or any similar services, then Buyer shall notify FDRI, in writing, of the existence of such relationships. Buyer agrees that it will comply with all VISA and MasterCard rules and regulations relating to such ISOs and third party agents and will cause its ISOs and third party agents to register and comply with all VISA and MasterCard rules and regulations. If Buyer terminates its relationship with any such ISO or third party agent, then Buyer shall immediately notify FDRI in writing of the termination of such relationship.

    12.14 ENTIRE AGREEMENT. This Agreement, including Exhibits, sets forth all of the promises, agreements, conditions and understandings between the parties respecting the subject matter hereof and supersedes all negotiations, conversations, discussions, correspondence, memorandums and agreements between the parties concerning such subject matter. This Agreement may not be modified except by a writing signed by authorized representatives of both parties to this Agreement.

    12.15 OBLIGATIONS OF BUYER. Buyer and Buyer's Transaction Card Affiliates hereby agree that if CSI fails to make any payments which are owed by CSI to FDRI pursuant to the Service Agreement between CSI and FDRI dated as of March 1, 1994 (the "CSI Agreement") which are associated with the basic services set forth in Section 1.1 performed by FDRI in connection with Buyer's or Buyer's Transaction Card Affiliates' Sponsored Merchants, then Buyer or Buyer's Transaction Card Affiliates shall make such payments to FDRI. In addition, if any such payments are owed to FDRI by CSI, then FDRI, at its option, may reduce the Wire Transfer Amount paid by FDRI to Buyer by the payments which are owed to FDRI by CSI pursuant to Section 10.3 which are associated with the services performed by FDRI in connection with the CSI Agreement.


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

    12.16 PURPOSE OF THIS AGREEMENT. Buyer and Buyer's Transaction Card Affiliates hereby agree that the services to be performed by FDRI pursuant to this Agreement are to be associated with (a) Sponsored Merchants and/or
(b) Nonsponsored Merchants in connection with Buyer's and Buyer's Transaction Card Affiliates' Transaction Card businesses and that nothing in this Agreement shall require FDRI to perform any services for Buyer or Buyer's Transaction Card Affiliates pursuant to any other oral or written agreement Buyer or Buyer's Transaction Card Affiliates may have with any Entities which provide services that are similar to those which CSI is providing to Buyer and Buyer's Transaction Card Affiliates pursuant to the Sponsor Bank Agreement.

    IN WITNESS WHEREOF, the parties to this Agreement have caused it to be executed by their duty authorized officers as of the day and year first written above. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                       FIRST DATA RESOURCES INC.


                                       By:   /s/   Timothy L. Placzik
                                          ------------------------------------

ATTEST: /s/  Rosemary T. Gallagher     Title:       SVP
      ----------------------------           ---------------------------------


                                       TEHAMA COUNTY BANK


                                       By:   /s/   D.B. Cargile
                                          ------------------------------------
ATTEST:                                Title: Daniel B. Cargile, President/CEO
      ----------------------------           ---------------------------------


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